Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FIRST QUARTER 2011

•	Reports $8.9 million in Adjusted EBITDA and $7.1 million in Distributable Cash Flow for the partial first quarter 2011

•	Atlas Energy’s subsidiary, Atlas Pipeline, announces major capital expansion projects of approximately $400 million and additional expected EBITDA contribution of $150 million

•	Atlas Energy enters into a joint venture in the Marcellus Shale

Philadelphia, PA – May 12, 2011, Atlas Energy, L.P. (NYSE: ATLS) today reported operating and financial results for the first quarter 2011.

On February 17, 2011, ATLS acquired certain assets and assumed certain liabilities from Atlas Energy, Inc. (“AEI”), the former owner of ATLS’ general partner. ATLS’ first quarter 2011 gross margin, adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and distributable cash flow include the results of operations of the transferred assets from the date of acquisition, February 17, 2011, through March 31, 2011. However, in accordance with prevailing accounting principles, all other ATLS financial information, including revenues and net income, are presented combined with those of the transferred assets for historical periods prior to the date of acquisition, although ATLS did not own the assets for these periods.

First Quarter 2011 Highlights & Results

ATLS recognized the following for the first quarter 2011:

•	Adjusted EBITDA, a non-GAAP measure, of $8.9 million;

•	Distributable cash flow of $7.1 million, a non-GAAP measure, or $0.14 per common unit(1);

•

On a GAAP basis, net income of $241.6 million for the first quarter 2011 compared with $24.9 million for the prior year comparable period. The increase over the prior year quarter was due primarily to a $255.9 million gain on asset sale recognized by Atlas Pipeline Partners, L.P. (“APL”) on its sale of its 49% equity ownership interest in the Laurel Mountain joint venture;

•

ATLS declared a cash distribution of $0.11 per limited partner unit based on the financial results for the first quarter 2011, compared to $0.07 per limited partner unit from the preceding quarter. This cash distribution reflects a distribution coverage ratio of approximately 1.3x. ATLS’ cash distribution for the first quarter 2011 included the financial results of the transferred assets for the 42 day period subsequent to the date of acquisition; and

•	Total net production of 37.0 million cubic feet equivalents per day (“mmcfed”).

A reconciliation of GAAP net income to adjusted EBITDA and distributable cash flow is provided in the financial tables of this release.

(1)	Distributable cash flow per unit is based upon the average common units outstanding after ATLS’ acquisition of the transferred assets

Recent Events

Atlas Pipeline Expansion Projects and Updated Guidance

APL has experienced significant growth occurring on all of its systems, which are operating at or near 100% of capacity. Accordingly, APL is increasing its growth capital expenditure budget by approximately $400 million for the 2011-2012 periods. The new projects include $175 million for the expansion of the Western Oklahoma system, $15 million for the re-start of the cryogenic skid at Midkiff in West Texas, $75 million for expansion of the Velma system, and an additional $50 million in growth capital for compression, gathering lines and connections that are expected to be incurred in 2012. A further $85 million has been spent for the purchase of the minority 20% stake in the West Texas LPG Pipeline Limited Partnership, which closed on May 11, 2011.

Upon completion of these projects, EBITDA could be expected to increase by approximately $150 million per year, assuming full utilization, continuation of current contractual arrangements, and at current prevailing prices. The 2011 capital budget and potential capital carryover into 2012 will be funded with operating cash flow and drawings under APL’s bank credit facility. No additional equity is expected to be issued to fund these projects and all of the expansions are expected to be fully operational by mid-2012.

Because revenue from these expansions will commence in part before the end of 2011, and in response to continuing positive operational and financial developments, including the successful redemption of the 2015 Senior Notes and closing of the Laurel Mountain sale, APL is updating EBITDA, distributable cash flow per unit and distribution per unit guidance for 2011. APL now expects 2011 EBITDA to range between $170 million to $205 million and 2011 distributable cash flow per unit to range between $2.00 to $2.60 per unit. The material benefit from the new expansions will be realized in 2012 and beyond.

Assets Acquired from Atlas Energy, Inc.

On February 17, 2011, AEI completed its merger with Chevron Corporation (“Chevron”). Concurrently with the Chevron-AEI merger, ATLS acquired all of AEI’s interests in its partnership management business as well as certain producing oil & gas assets, primarily in the Appalachian basin, New Albany Shale and Niobrara region. ATLS owned these acquired assets from February 18th through March 31st during the first quarter 2011.

Appalachia Joint Venture

ATLS recently entered into a joint venture agreement with a West Virginia-based company to drill wells into the Marcellus Shale formation. The wells are anticipated to be drilled with proceeds generated by ATLS’ investment program division. Under the terms of the joint venture agreement, ATLS will be the named operator of the wells, all of which are to be located in Upshur County, WV. The total investment partnership funds to be deployed through the joint venture will be approximately $35 million. Other investment program wells will be drilled through the existing Niobrara joint venture in Colorado, shallow oil fields in Ohio, and in the liquids-rich Chattanooga Shale in Tennessee.

E&P Operations

Appalachia

•	Average net daily production for the first quarter 2011 for the Appalachia segment was 33.6 mmcfed.

•

Three horizontal Marcellus Shale wells were spud during the period within the partnership drilling programs, and ATLS is in the process of completing another eight Marcellus wells during the remainder of 2011. These eleven wells, along with an additional five previously completed Marcellus horizontal wells, are expected to be turned in-line during the fourth quarter of 2011 and the first quarter of 2012.

New Albany/Antrim

•	Average net daily production for the New Albany/Antrim segment in the first quarter 2011 was 3.2 mmcfed.

Niobrara

•	Average net daily production for the first quarter 2011 for the Niobrara segment was 185 thousand cubic feet equivalents per day (“mcfed”).

•	17 wells were drilled in the Niobrara formation during the period within the partnership drilling programs, and 18 wells were turned in-line during the period.

Partnership Management Segment

•

Partnership management margin(2) contributed $1.9 million towards distributable cash flow for the first quarter 2011. Partnership management margin during the period was impacted primarily by the comparable year over year timing of funds raised for the direct investment programs.

Atlas Pipeline Partners, L.P.

•

At March 31, 2011, ATLS owned a 2.0% general partner interest, all of the incentive distribution rights, and an approximate 10.8% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet has also been provided in the financial tables to this release for the comparable periods presented.

•

ATLS had $2.5 million of cash distributions received from APL during the first quarter 2011, which represented APL’s cash paid based on a $0.37 per unit distribution for the quarter ended December 31, 2010. On April 26, 2011, APL declared a cash distribution of $0.40 per unit on its outstanding common limited partner units, representing the cash distribution for the quarter ended March 31, 2011, a $0.03 per unit, or 8% increase from the preceding quarter. ATLS will receive cash distributions of $2.7 million from APL on May 13, 2011, the date of payment for the first quarter 2011 distribution.

Please refer to the Atlas Pipeline first quarter 2011 earnings release for additional details on their financial results.

Corporate and Other

•

Cash general and administrative expense, excluding amounts attributable to APL, was $0.5 million for the first quarter 2011 compared with $0.4 million for the prior year comparable quarter. The current period is presented net with $3.1 million of fees received from ATLS’ Transition Service Agreement with Chevron, through which ATLS provides accounting and other services. ATLS will recognize these fees for each of the services provided, which is expected to extend through the fourth quarter of 2011. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•

Cash interest expense, excluding amounts attributable to APL, was $0.1 million for the first quarter 2011 compared with $0.6 million for the prior year comparable quarter. On March 22, 2011, ATLS entered into a new senior secured credit facility, which matures in March 2016 and has lender commitments of $300 million and an initial borrowing base of $125 million. As of March 31, 2011, ATLS had no amounts outstanding under its credit facility and had a cash position of $105.8 million.

(2)	Partnership management margin is comprised of Well Construction & Completion margin, Well Services margin and Administration & Oversight Fee revenues.

Hedging Summary

•

ATLS entered into derivative contracts during the first quarter 2011 for its natural gas and oil production. Atlas currently has approximately 24.3 billion cubic feet equivalents of its future production hedged through 2015. A summary of ATLS’ current derivative positions as of May 12, 2011 is as follows:

Natural Gas

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2011(c)	$4.58	4,629,080
2012	$5.11	5,459,541
2013	$5.40	3,086,053
2014	$5.73	1,780,415
2015	$5.99	1,780,415

Costless Collars

Production Period Ended December 31,	Average Floor Price (per mcf)(a)(b)	Average Ceiling Price (per mcf)(a)(b)	Volumes (per mcf)(a)

2011(c)	$3.84	$5.72	1,602,373
2012	$4.35	$6.20	1,899,110
2013	$4.85	$6.19	3,086,053

Crude Oil

Costless Collars

Production Period Ended December 31,	Average Floor Price (per bbl)(a)	Average Ceiling Price (per bbl)(a)	Volumes (per bbl)(a)
2011(c)	$90.00	$125.31	45,000
2012	$90.00	$117.91	60,000
2013	$90.00	$116.40	60,000

(a)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
(b)	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.
(c)	Reflects hedges covering the last nine months of 2011.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s first quarter 2011 results on Friday, May 13, 2011 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on May 13, 2011 by dialing 888-286-8010, passcode: 82396537.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns an interest in over 8,500 producing natural gas and oil wells, representing over 185 Bcfe of net proved developed reserves. Additionally, Atlas Energy owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all of the incentive distribution rights and approximately 5.75 million common limited partner units of APL. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,600 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended March 31,

	2011(1)	2010(1)
Revenues:
Gas and oil production	$17,626	$25,480
Well construction and completion	17,725	72,642
Gathering and processing	280,218	236,546
Administration and oversight	1,361	2,045
Well services	5,286	5,180
Gain (loss) on mark-to-market derivatives(2)	(21,645)	4,721
Other, net	4,353	3,389

Total revenues	304,924	350,003

Costs and expenses:
Gas and oil production	3,921	4,043
Well construction and completion	15,021	61,561
Gathering and processing	236,984	196,162
Well services	2,360	2,463
General and administrative(1)	16,190	10,541
Depreciation, depletion and amortization	26,607	27,097

Total costs and expenses	301,083	301,867

Operating income	3,841	48,136
Gain (loss) on asset sales	255,947	(2,947)
Interest expense(1)	(18,078)	(27,021)

Income from continuing operations	241,710	18,168
Income (loss) from discontinued operations	(81)	6,781

Net income	241,629	24,949
Income attributable to non-controlling interests	(211,378)	(1,807)

Net income after non-controlling interests	30,251	23,142
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	(4,711)	(24,506)

Net income (loss) attributable to common limited partners	$25,540	$(1,364)

Net income (loss) attributable to common limited partners per unit – basic:
Income (loss) from continuing operations attributable to common limited partners	$0.65	$(0.08)
Income from discontinued operations attributable to common limited partners	0.00	0.03

Net income (loss) attributable to common limited partners	$0.65	$(0.05)

Net income (loss) attributable to common limited partners per unit – diluted:
Income (loss) from continuing operations attributable to common limited partners	$0.65	$(0.08)
Income from discontinued operations attributable to common limited partners	0.00	0.03

Net income (loss) attributable to common limited partners	$0.65	$(0.05)

Weighted average common limited partner units outstanding:
Basic	39,010	27,704

Diluted	39,245	27,704

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$25,550	$(2,222)
Income (loss) from discontinued operations	(10)	858

Net income (loss) attributable to common limited partners	$25,540	$(1,364)

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’ consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2011	December 31, 2010(1)

ASSETS
Current assets:
Cash and cash equivalents	$105,930	$247
Accounts receivable	122,344	120,697
Current portion of derivative asset	670	36,621
Prepaid expenses and other	31,995	23,652

Total current assets	260,939	181,217

Property, plant and equipment, net	1,863,765	1,849,486
Intangible assets, net	122,596	128,543
Investment in joint venture	—	153,358
Goodwill, net	31,784	31,784
Long-term derivative asset	3,695	36,125
Cash in escrow (APL Senior Note redemption)	286,670	—
Other assets, net	58,608	54,749

	$2,628,057	$2,435,262

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$213	$35,625
Accounts payable	68,015	79,216
Liabilities associated with drilling contracts	47,347	65,072
Accrued producer liabilities	77,173	72,996
Current portion of derivative liability	18,072	4,917
Current portion of derivative payable to Drilling Partnerships	25,650	30,797
Accrued interest	12,454	1,921
Accrued well drilling and completion costs	22,234	30,126
Advances from affiliates	—	14,335
Accrued liabilities	39,098	42,654

Total current liabilities	310,256	377,659

Long-term debt, less current portion	495,857	565,764
Long-term derivative liability	12,176	11,901
Long-term derivative payable to Drilling Partnerships	31,719	34,796
Other long-term liabilities	42,863	42,896

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	555,209	409,177
Accumulated other comprehensive income (loss)	(3,170)	3,882

	552,039	413,059
Non-controlling interests	1,183,147	989,187

Total partners’ capital	1,735,186	1,402,246

	$2,628,057	$2,435,262

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended March 31,
	2011(1)	2010(1)

Net income (loss) attributable to common limited partners per unit - basic	$0.65	$(0.05)

Distributable cash flow per unit(2)(3)	$0.14	$—

Cash distributions paid per unit(4)	$0.11	$—

Production revenues (in thousands):
Natural gas	$13,722	$21,267
Oil(5)	3,904	4,213

Total production revenues(5)	$17,626	$25,480

Production volume:(6)(7)
Appalachia(8):
Natural gas (Mcfd)	29,226	37,008
Oil (Bpd)(9)	727	856

Total (Mcfed)	33,589	42,147

New Albany/Antrim:
Natural gas (Mcfd)	3,244	1,022
Oil (Bpd)	—	—

Total (Mcfed)	3,244	1,022

Niobrara:
Natural gas (Mcfd)	185	—
Oil (Bpd)	—	—

Total (Mcfed)	185	—

Total:
Natural gas (Mcfd)	32,655	38,031
Oil (Bpd)(9)	727	856

Total (Mcfed)	37,019	43,169

Average sales prices:(7)
Natural gas (per Mcf) (10)	$5.46	$7.65
Oil (per Bbl)(11)	$87.39	$72.54

Production costs:(7)(12)
Lease operating expenses per Mcfe	$0.88	$0.87
Production taxes per Mcfe	0.06	0.04

Total production costs per Mcfe	$0.94	$0.91

Depletion per Mcfe(7)	$1.97	$2.03

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by 51,224,000 common limited partner units, which is the weighted average units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)	Represents the cash distributions paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(5)	Includes NGL production revenue.
(6)

Production quantities consist of the sum of (i) ATLS’ proportionate share of production from wells in which it has a direct interest, based on ATLS’ proportionate net revenue interest in such wells, and (ii) ATLS’ proportionate share of production from wells owned by the investment partnerships in which ATLS has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(7)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(8)	Appalachia consists of ATLS’ production located in Pennsylvania, Ohio, New York, West Virginia and Tennessee.
(9)	Includes NGL production volume.
(10)

ATLS’ average sales price for natural gas before the effects of financial hedging was $4.47 per Mcf and $5.97 per Mcf for the three months ended March 31, 2011 and 2010, respectively. These amounts exclude the impact of certain allocations of production revenues to investor partners within the investor partnerships. Including the effects of these allocations, average gas sales prices were $4.67 per Mcf ($3.68 per Mcf before the effects of financial hedging) and $6.21 per Mcf ($4.53 per Mcf before the effects of financial hedging) for the three months ended March 31, 2011 and 2010, respectively.

(11)	ATLS’ average sales price for oil before the effects of financial hedging was $87.39 per barrel and $67.90 per barrel for the three months ended March 31, 2011 and 2010, respectively.
(12)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ATLS’ proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within ATLS’ investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.59 per Mcfe ($0.65 per Mcfe for total production costs) and $0.45 per Mcfe ($0.49 per Mcfe for total production costs) for the three months ended March 31, 2011 and 2010, respectively.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2011(1)				December 31, 2010(1)
	Atlas Energy		Atlas Pipeline	Consolidated	Atlas Energy		Atlas Pipeline	Consolidated Combined
Total debt	$—		$496,070	$496,070	$35,415		$565,974	$601,389
Less: Cash	(105,763)		(167)	(105,930)	(83)		(164)	(247)
Less: Cash in escrow(2)	—		(293,696)	(293,696)	—		—	—

Total net debt/(cash)	(105,763)		202,207	96,444	35,332		565,810	601,142

Partners’ capital	553,235		1,264,790	1,735,186 (3)	414,492		1,041,647	1,402,246	(3)

Total capitalization	$447,472		$1,466,997	$1,831,630	$449,824		$1,607,457	$2,003,388

Ratio of net debt to capitalization	0.00	x			0.08	x

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(2)

APL placed $293.7 million in escrow ($7.0 million recorded within prepaid expenses and other and $286.7 million as a long-term asset on its consolidated balance sheet) as of March 31, 2011 to redeem all of its 8.125% Senior Notes.

(3)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CAPITAL EXPENDITURE DATA

(unaudited; in thousands)

	Three Months Ended March 31,
	2011(1)	2010(1)
Atlas Energy
Maintenance capital expenditures(2)	$1,666	$—
Expansion capital expenditures	6,066	28,405

Total	$7,732	$28,405

Atlas Pipeline
Maintenance capital expenditures	$3,260	$875
Expansion capital expenditures	15,073	5,912

Total	$18,333	$6,787

Consolidated Combined
Maintenance capital expenditures	$4,926	$875
Expansion capital expenditures	21,139	34,317

Total	$26,065	$35,192

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. Also, the amounts for the first quarter 2010 were restated to reflect amounts reclassified to discontinued operations due to APL’s sale of assets in September 2010.

(2)	Prior to ATLS’ acquisition of the Transferred Business on February 17, 2011, ATLS had no maintenance capital requirements with regard to its oil and gas properties.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands)

Three Months Ended March 31,
2011	2010
Atlas Energy Stand-Alone Adjusted EBITDA and Distributable Cash Flow Summary:
Gas and oil production margin	$5,132	$—
Well construction and completion margin	196	—
Administration and oversight margin	349	—
Well services margin	1,389	—
Gathering	(576)	—

Gross Margin	6,490	—
Cash general and administrative expenses(1)	(527)	(439)
Atlas Pipeline Cash Distributions Received(2)	2,534	—
Other, net	394	—

Adjusted EBITDA(3)	8,891	(439)
Cash interest expense(4)	(146)	(618)
Maintenance capital expenditures	(1,666)	—

Distributable Cash Flow(3)	$7,079	$(1,057)

Distributions Paid(5)	$5,635	$—
per limited partner unit	$0.11	$—
per limited partner unit, extrapolated for full 1st quarter(6)	$0.24
Distribution coverage ratio	1.3	x	—

Reconciliation of non-GAAP measures to net income (loss) attributable to common limited partners(3):
Atlas Energy Stand-Alone Distributable Cash Flow	$7,079	$(1,057)
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(7)	8,261	36,146
Atlas Pipeline net income attributable to common limited partners	30,194	71
Atlas Pipeline cash distributions received(2)	(2,534)	—
Non-recurring acquisition costs	(2,087)	—
Depreciation, depletion and amortization	(7,701)	(8,640)
Amortization of deferred finance costs	(4,932)	—
Non-cash stock compensation expense	(501)	(351)
Maintenance capital expenditures(8)	1,666	—
Non-cash net gain (loss) on asset sales	—	(2,947)
Other non-cash adjustments	806	(80)
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(7)	(4,711)	(24,506)

Net income (loss) attributable to common limited partners	$25,540	$(1,364)

(1)	Excludes non-cash stock-compensation expense and non-recurring costs incurred in connection with the acquisition of the Transferred Business.
(2)	Represents the cash distribution received from Atlas Pipeline during the respective period (paid from distributable cash flow generated during the preceding quarter).
(3)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’ performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and established performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within ATLS’ financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.
(5)

Represents the cash distributions paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter. Calculation consists of an $0.11 per unit distribution multiplied by 51,224,000 common limited partner units.

(6)

This amount is the extrapolated effect of the actual 1st quarter 2011 distribution declared for the full 90-day period. ATLS’ actual cash distribution for the 1st quarter 2011 was based upon the distributable cash flow generated from the operating results of the Transferred Business for the 42 day period subsequent to February 17, 2011, the date of acquisition.

(7)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(8)	Prior to ATLS’ acquisition of the Transferred Business on February 17, 2011, ATLS had no maintenance capital requirements with regard to its oil and gas properties.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2011

	Atlas Energy(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$17,626	$—	$—	$17,626
Well construction and completion	17,725	—	—	17,725
Gathering and processing	4,499	275,719	—	280,218
Administration and oversight	1,361	—	—	1,361
Well services	5,286	—	—	5,286
Gain (loss) on mark-to-market derivatives	—	(21,645)	—	(21,645)
Other, net	1,103	3,250	—	4,353

Total revenues	47,600	257,324	—	304,924

Costs and expenses:
Gas and oil production	3,921	—	—	3,921
Well construction and completion	15,021	—	—	15,021
Gathering and processing	5,734	231,250	—	236,984
Well services	2,360	—	—	2,360
General and administrative(1)	7,173	9,017	—	16,190
Depreciation, depletion and amortization	7,701	18,906	—	26,607

Total costs and expenses	41,910	259,173	—	301,083

Operating income	5,690	(1,849)	—	3,841

Gain (loss) on asset sales	—	255,947	—	255,947
Interest expense(1)	(5,633)	(12,445)	—	(18,078)

Income from continuing operations	57	241,653	—	241,710
Discontinued operations	—	(81)	—	(81)

Net income	57	241,572	—	241,629
Income attributable to non-controlling interests	—	(1,187)	(210,191)	(211,378)

Net income after non-controlling interests	57	240,385	(210,191)	30,251
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	(4,711)	—	—	(4,711)

Net income attributable to common limited partners	$(4,654)	$240,385	$(210,191)	$25,540

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2010

	Atlas Energy(1)		Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$25,480		$—	$—	$25,480
Well construction and completion	72,642		—	—	72,642
Gathering and processing	3,113		233,433	—	236,546
Administration and oversight	2,045		—	—	2,045
Well services	5,180		—	—	5,180
Gain (loss) on mark-to-market derivatives	(24)		4,745	—	4,721
Other, net	(48)		3,437	—	3,389

Total revenues	108,388		241,615	—	350,003

Costs and expenses:
Gas and oil production	4,043		—	—	4,043
Well construction and completion	61,561		—	—	61,561
Gathering and processing	4,255		191,907	—	196,162
Well services	2,463		—	—	2,463
General and administrative	790	(1)	9,751	—	10,541
Depreciation, depletion and amortization	8,640		18,457	—	27,097

Total costs and expenses	81,752		220,115	—	301,867

Operating income	26,636		21,500	—	48,136

Gain (loss) on asset sales	(2,947)		—	—	(2,947)
Interest expense	(618	) (1)	(26,403)	—	(27,021)

Income from continuing operations	23,071		(4,903)	—	18,168
Discontinued operations	—		6,781	—	6,781

Net income	23,071		1,878	—	24,949
Income attributable to non-controlling interests	—		(1,317)	(490)	(1,807)

Net income after non-controlling interests	23,071		561	(490)	23,142
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	(24,506)		—	—	(24,506)

Net income (loss) attributable to common limited partners	$(1,435)		$561	$(490)	$(1,364)

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2011

	Atlas Energy	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$105,763	$167	$—	$105,930
Accounts receivable	21,888	100,456	—	122,344
Current portion of derivative asset	512	158	—	670
Prepaid expenses and other	7,673	24,322	—	31,995

Total current assets	135,836	125,103	—	260,939

Property, plant and equipment, net	515,095	1,348,670	—	1,863,765
Goodwill and intangible assets, net	33,777	120,603	—	154,380
Long-term derivative asset	3,695	—	—	3,695
Investment in joint venture	—	—	—	—
Cash in escrow (APL Senior Note Redemption)	—	286,670	—	286,670
Investment in subsidiaries	82,839	—	(82,839)	—
Other assets, net	22,404	36,204	—	58,608

	$793,646	$1,917,250	$(82,839)	$2,628,057

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$—	$213	$—	$213
Accounts payable	47,325	20,690	—	68,015
Liabilities associated with drilling contracts	47,347	—	—	47,347
Accrued producer liabilities	—	77,173	—	77,173
Current portion of derivative liability	1,221	16,851	—	18,072
Current portion of derivative payable to Partnerships	25,650	—	—	25,650
Accrued interest	—	12,454	—	12,454
Accrued well drilling and completion costs	22,234	—	—	22,234
Advances from affiliates	—	—	—	—
Accrued liabilities	17,252	21,846	—	39,098

Total current liabilities	161,029	149,227	—	310,256

Long-term debt, less current portion	—	495,857	—	495,857
Long-term derivative liability	4,959	7,217	—	12,176
Long-term derivative payable to Partnerships	31,719	—	—	31,719
Other long-term liabilities	42,704	159	—	42,863

Partners’ Capital:
Common limited partners’ interests	555,209	1,306,886	(1,306,886)	555,209
Accumulated other comprehensive income (loss)	(1,974)	(9,522)	8,326	(3,170)

	553,235	1,297,364	(1,298,560)	552,039
Non-controlling interests	—	(32,574)	1,215,721	1,183,147

Total partners’ capital	553,235	1,264,790	(82,839)	1,735,186

	$793,646	$1,917,250	$(82,839)	$2,628,057

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING COMBINED BALANCE SHEETS

(unaudited; in thousands)

December 31, 2010

	Atlas Energy(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
ASSETS
Current assets:
Cash and cash equivalents	$83	$164	$—	$247
Accounts receivable	20,938	99,759	—	120,697
Current portion of derivative asset	36,621	—	—	36,621
Prepaid expenses and other	8,534	15,118	—	23,652

Total current assets	66,176	115,041	—	181,217

Property, plant and equipment, net	508,484	1,341,002	—	1,849,486
Goodwill and intangible assets, net	33,948	126,379	—	160,327
Long-term derivative asset	36,125	—	—	36,125
Investment in joint venture	—	153,358	—	153,358
Investment in subsidiaries	53,893	—	(53,893)	—
Other assets, net	25,681	29,068	—	54,749

	$724,307	$1,764,848	$(53,893)	$2,435,262

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$35,415	$210	$—	$35,625
Accounts payable	49,834	29,382	—	79,216
Liabilities associated with drilling contracts	65,072	—	—	65,072
Accrued producer liabilities	—	72,996	—	72,996
Current portion of derivative liability	353	4,564	—	4,917
Current portion of derivative payable to Partnerships	30,797	—	—	30,797
Accrued interest	—	1,921	—	1,921
Accrued well drilling and completion costs	30,126	—	—	30,126
Advances from affiliates	2,055	12,280	—	14,335
Accrued liabilities	12,401	30,253	—	42,654

Total current liabilities	226,053	151,606	—	377,659

Long-term debt, less current portion	—	565,764	—	565,764
Long-term derivative liability	6,293	5,608	—	11,901
Long-term derivative payable to Partnerships	34,796	—	—	34,796
Other long-term liabilities	42,673	223	—	42,896

Partners’ Capital:
Common limited partners’ interests	409,177	1,085,408	(1,085,408)	409,177
Accumulated other comprehensive income (loss)	5,315	(11,224)	9,791	3,882

	414,492	1,074,184	(1,075,617)	413,059
Non-controlling interests	—	(32,537)	1,021,724	989,187

Total partners’ capital	414,492	1,041,647	(53,893)	1,402,246

	$724,307	$1,764,848	$(53,893)	$2,435,262

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of March 31, 2011:	Amount	Overall Ownership Interest Percentage

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	10.8%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		12.8%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%